Exhibit 99.1 Press Release

Allied Nevada Provides Update on Recent Operational Developments

December 5, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada”, “us”, “we”, “our” or the “Company”) (TSX: ANV; NYSE MKT: ANV) is providing an update to 2014 guidance included in our Quarterly Report on Form 10-Q for the period ended September 30, 2014 (“Third Quarter Form 10-Q”). In late-October and November, we encountered a significant amount of acid leach material in our planned mining areas that had an adverse effect on our drilling and processing capabilities. Acid leach material is a fine, chalky material that slows drilling and reduces available ore to mine. As a result of the poor drilling, we did not place the planned ounces on the leach pad. Our mining rates have now returned to planned levels. On the process side, acid leach has a slow percolation rate that requires us to slow solution flows to ensure no ponding or channeling takes place on the leach pad. Because a majority of ounces placed on the pad in mid-October and November were acid leach material, we did not see solution breakthrough as quickly as we anticipated based on our leach curves. We have now begun to see release from the acid leach material, though we estimate it is approximately one month behind expectation. The ounces that were expected in November and December from that material are now expected to be released from the leach pad in the first quarter of 2015. As a result, we now expect 2014 full year metal sales to approximate 210,000 to 220,000 ounces of gold and 1.8 million to 1.9 million ounces of silver, which is lower than our previously expected range of 220,000 to 230,000 ounces of gold and 1.9 million to 2.0 million ounces of silver.
With respect to our financial position, on November 28, 2014, we funded our regularly scheduled interest payment to the senior note holders and continue to meet all of our financial obligations and commitments. Consistent with our goal of preserving liquidity, we have been working to sell excess assets that are not required to meet our current mine plans. During the fourth quarter of 2014 we entered into sales agreements for total proceeds of $8.9 million, of which a portion of the proceeds ($5.4 million) will be used to eliminate the capital leases associated with that equipment. As of November 30, 2014 we had collected $5.0 million and had used $3.8 million of that to retire the related capital lease obligation.
As a result of the foregoing we are also updating the Liquidity and Capital Resources discussion as disclosed in our Third Quarter Form 10-Q. As of November 30, 2014, we had cash and cash equivalents of $1.3 million, $10 million in restricted cash deposits with the revolving credit facility (“Revolver”) lenders, $48.0 million drawn on the Revolver and an additional $14.2 million of letters of credit pledged to collateralize the mark-to-market liability position of a portion of our cross currency swap. We now have $12.8 million remaining available under the Revolver. As previously disclosed, we continue to evaluate all financing options and strategies that may improve our current liquidity and financial condition.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act (the “PSLRA”) or in releases made by the U.S. Securities and Exchange

Exhibit 99.1 Press Release

Commission (the “SEC”), all as may be amended from time to time. This cautionary statement is being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefit of the “safe harbor” provisions of such laws.

All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding our future business strategy, plans and goals; risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated cash flows; anticipated costs; anticipated production; anticipated sales; anticipated capital expenditures; project economics including net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; uncertainties concerning reserve, resource and grade estimates; the availability and timing of capital for financing the Company’s exploration, development and expansion activities; anticipated costs, anticipated production, anticipated sales, anticipated capital expenditures, project economics, net present values and expected rates of return; the realization of expansion and construction activities and the timing thereof; production estimates; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). Although Allied Nevada has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results, performance and achievements and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Allied Nevada Provides Update on Recent Development	2